Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4 TO

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 4 TO LOAN AND SERVICING AGREEMENT, dated as of March 15, 2012 (this “Amendment”), is executed by and among DT WAREHOUSE IV, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), DT CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Paying Agent and Securities Intermediary (“Paying Agent”), and THE ROYAL BANK OF SCOTLAND PLC, as Program Agent for the Conduit Lenders and the Committed Lenders (“Program Agent”) and as sole Managing Agent and sole Committed Lender. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Servicer, the Program Agent, the Paying Agent, the Commercial Paper Conduits from time to time party thereto, and the Financial Institutions from time to time party thereto entered into that certain Loan and Servicing Agreement dated as of July 23, 2010 as amended by Amendment No. 1 dated as of May 13, 2011, Amendment No. 2 dated as of September 19, 2011 and Amendment No. 3 dated as of December 28, 2011 (the “Loan and Servicing Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan and Servicing Agreement is hereby amended as follows:

1.1 The definitions of “Commitment Termination Date”, “Fee Letter”, “Interest Rate” and “LIBO Rate” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby amended and restated as follows:

“Commitment Termination Date” means March 14, 2013, as such date may be extended from time to time pursuant to Section 2.08.

“Fee Letter” means the Second Amended and Restated Fee Letter dated as of March 15, 2012, between the Program Agent and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate” means, with respect to any Loan on any day (i) to the extent such Loan is funded or maintained on such day by a Conduit Lender through the issuance of

Commercial Paper, the CP Rate and (ii) otherwise, the Alternative Rate; provided that for both clause (i) and (ii), at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each Loan on each day shall be the “Default Rate” set forth in the Fee Letter.

“LIBO Rate” means, for any day during an Interest Period, (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the related Managing Agent to be the offered rate that appears on the page of the Reuters Screen on such day that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month; (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such day on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States dollars (for delivery on a date two Business Days later) with a term equivalent to one month; or (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent on such day as the rate of interest at which Dollar deposits (for delivery on a date two Business Days later than such day) in same day funds in the approximate amount of the applicable investment to be funded by reference to the LIBOR Rate and with a term equivalent to one month would be offered by its London Branch to major banks in the London interbank Eurodollar market at their request.

1.2 The definitions of “Demand Note” and “Demand Note Guaranty” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby deleted.

1.3 The phrases “the Demand Note,” and the “the Demand Note Guaranty,” set forth in the definition of “Facility Documents” are hereby deleted.

1.4 Clause (c) of Section 2.03(b), clause (B) of the last sentence of Section 2.03(c), clause (ii)(B) of Section 2.14(a), Section 2.15 and clause (y) of Section 7.01 of the Loan and Servicing Agreement are hereby deleted and replaced with the following “[Intentionally Deleted]”.

1.5 The last sentence of Section 7.02(a) of the Loan and Servicing Agreement is hereby deleted.

SECTION 2. Consent to Distribution. Notwithstanding anything the contrary contained in the Loan and Servicing Agreement, including without limitation Section 5.03(o) thereof, Program Agent hereby consents to the distribution of the Demand Note by the Borrower, in respect of the equity interests of the Borrower and hereby acknowledges that, upon such distribution, (i) all rights, obligations, liabilities, interests and claims of any party hereto under the Demand Note shall be, without any further action of the parties to the Loan and Servicing Agreement, cancelled, terminated, released, extinguished and satisfied and (ii) no rights, obligations, liabilities, interests and claims of any party thereto shall remain or hereafter arise in respect of the Demand Note. Promptly after the execution of this Amendment, Program Agent shall promptly return to the Borrower the original of the Demand Note.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Program Agent of counterparts of this Amendment executed by each of the parties hereto.

SECTION 4. Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:

4.1 It has the power and is duly authorized to execute and deliver this Amendment.

4.2 The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.

4.3 This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

4.4 Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

4.5 Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.

SECTION 5. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 6. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Program Agent under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 9. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 10. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 11. Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

DT WAREHOUSE IV, LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

DT CREDIT COMPANY, LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION as Backup Servicer, Paying Agent and Securities Intermediary

By:	/s/ Jeanine C. Casey
Name:	Jeanine C. Casey
Title:	Vice President

[Signature Page to RBS Amendment No. 4 to Loan and Servicing Agreement]

THE ROYAL BANK OF SCOTLAND PLC as Program Agent, sole Managing Agent and sole Committed Lender

By:	RBS Securities Inc., as agent

By:	/s/ Michael Zappaterrini
Name:	Michael Zappaterrini
Title:	Managing Director

[Signature Page to RBS Amendment No. 4 to Loan and Servicing Agreement]